                                     EXHIBIT 5(c)
                                       FORM OF
                         AMENDMENT TO DISTRIBUTION AGREEMENT


     AMENDMENT TO DISTRIBUTION AGREEMENT dated as of this __ day of ____________, 199_, by and between Pacific Global Fund, Inc., a Maryland Corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), and Pacific Global Fund Distributors, Inc., a California Corporation (the "Distributor").

                                     WITNESSETH:

     WHEREAS, the Corporation and the Distributor have entered into a Distribution Agreement dated as of October 16, 1992, as amended (the "Distribution Agreement"), under which the Corporation has engaged the services of the Distributor as distributor of the Shares of the Funds; and

     WHEREAS, the Corporation has added a new series of shares, the Growth Fund, which comprises Class A and Class C Shares; and

     WHEREAS, the Corporation wishes to continue to engage the services of the Distributor as principal underwriter and distributor of the Classes of Shares of the Funds that now exist and that hereafter may be established, which are listed on Exhibit A to this Agreement as may be amended from time to time, and the Distributor is willing to continue to serve in that capacity;

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and in the Distribution Agreement, the parties hereto, intended to be legally bound, hereby agree to amend the Distribution Agreement as follows:

     1. The Distribution Agreement is hereby amended to include Exhibit A hereto, as may be amended from time to time.

     2. This Amendment shall not change any other term or provision of the Distribution Agreement and such other terms and provisions shall remain in full force and effect.

     3. Except as otherwise stated herein, capitalized terms used herein shall have the meaning set forth in the Distribution Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be herewith affirmed, as of the day and year first above written.

ATTEST:                            PACIFIC GLOBAL FUND INC.
                                   d/b/a PACIFIC ADVISORS FUND INC.




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ATTEST:                            PACIFIC GLOBAL FUND INC. DISTRIBUTORS, INC.




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40607


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                                      EXHIBIT A


     Balanced Fund
     Government Securities Fund
     Growth Fund
     Income and Equity Fund
     Small Cap Fund